Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statements (Form S-8 Nos. 333-126990 and 333-98939) pertaining to the DURECT Corporation 2000 Directors’ Stock Option Plan,
(2)

Registration Statements (Form S-8 Nos. 333-166700, 333-161025, 333-152968, 333-124701, 333-86110) pertaining to the DURECT Corporation 2000 Employee Stock Purchase Plan and the DURECT Corporation 2000 Stock Plan,

(3)	Registration Statements (Form S-8 Nos. 333-212842,333-197980, 333-176113, 333-120405, 333-108390 and 333-226524) pertaining to the DURECT Corporation 2000 Stock Plan,
(4)	Registration Statements (Form S-8 No. 333-219832, 333-206084 and 333-170349) pertaining to the DURECT Corporation 2000 Employee Stock Purchase Plan,
(5)

Registration Statement (Form S-8 No. 333-47400) pertaining to the DURECT Corporation 2000 Employee Stock Purchase Plan, the DURECT Corporation 1998 Stock Option Plan, the DURECT Corporation 2000 Stock Plan and the DURECT Corporation 2000 Directors’ Stock Option Plan,

(6)

Registration Statement (Form S-8 No. 333-61224) pertaining to the DURECT Corporation 2000 Employee Stock Purchase Plan, the DURECT Corporation 2000 Stock Plan, the Southern BioSystems, Inc. 1993 Stock Option Plan and the Southern Research Technologies, Inc. 1995 Nonqualified Stock Option Plan, and

(7)	Registration Statements (Form S-3 Nos. 333-128979, 333-108398, 333-108396, 333-155042, 333-181174, 333-193009 and 333-226518) of DURECT Corporation,

of our reports dated March 8, 2019, with respect to the financial statements and schedule of DURECT Corporation, and the effectiveness of internal control over financial reporting of DURECT Corporation included in this Annual Report (Form 10-K) of DURECT Corporation for the year ended December 31, 2018.

/s/ ERNST & YOUNG LLP

San Francisco, California

March 8, 2019